UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Section 1.  Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Plum Creek Timber Company, Inc. (the "Company") authorized the payment of annual incentive (i.e., bonus) awards to each of the Company's executive officers in respect of their individual performance for the year ended December 31, 2004. The annual incentive awards were made pursuant to the Company's Annual Incentive Plan (the "AIP").  The awards amounts were based upon the Company's performance during 2004 as measured against financial goals and strategic objectives established by the Committee at the beginning of the year.  The Committee reviewed the Company’s performance against these pre-established goals, along with individual management performance, and used this information to determine each officer’s AIP bonus.  The following table sets forth cash payments to the Named Executive Officers (which officers were determined by reference to the Company's proxy statement, dated March 19, 2004) in respect of their AIP bonus for 2004:

NAME AND POSITION	YEAR	ANNUAL INCENTIVE AWARD

Rick R. Holley	2004	$ 871,884
President and Chief Executive Officer

Michael J. Covey	2004	$ 335,250
Executive Vice President

Thomas M. Lindquist	2004	$ 270,000
Executive Vice President

William R. Brown	2004	$ 264,600
Executive Vice President and Chief Financial Officer

James A. Kraft	2004	$ 249,300
Senior Vice President, General Counsel and Secretary

On February 10, 2005, the Committee recommended to the Company’s Board of Directors, and the Board approved, a grant of 2,000 shares of the Company’s common stock to each member of the Board, other than Mr. Holley. The shares of stock were granted under the Company’s Stock Incentive Plan as part of the total compensation package for Board members. Each grant carries a six-month restriction on transfer that expires on August 10, 2005, except for the grant to Mr. Hamid Moghadam, which carries a transfer restriction that expires on the later of (a) August 10, 2005 and (b) the date of his retirement from the Board. A form of the award agreement is filed as an exhibit to this report.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following Exhibit is filed with this report:

Exhibit No.

10.1	Plum Creek Timber Company, Inc. Annual Incentive Plan. (Filed as an exhibit to Form 10-K, File No. 1-10239, for the year ended December 31, 2000 and incorporated herein by reference).

10.2	Form of Award Agreement (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: February 15, 2005

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

10.1	Plum Creek Timber Company, Inc. Annual Incentive Plan. (Filed as an exhibit to Form 10-K, File No. 1-10239, for the year ended December 31, 2000 and incorporated herein by reference).

10.2	Form of Award Agreement (filed herewith).